UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2015

HUDSON CITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

WEST 80 CENTURY ROAD

PARAMUS, NEW JERSEY 07652

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (201) 967-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2015, the Board of Directors of Hudson City Bancorp, Inc. (the “Company”) designated Francesco Rossi, First Vice President, as the Company’s new principal accounting officer, effective immediately. Anthony J. Fabiano, who was promoted to President of the Company on September 16, 2014, previously served as the Company’s principal accounting officer.

Mr. Rossi, age 39, has served as First Vice President, Finance of Hudson City Savings Bank (the “Bank”) and the Company since January 2011. He previously served as Vice President, Finance of the Bank and the Company from August 2006 to December 2010. Immediately prior to joining the Company, Mr. Rossi was the Vice President and Controller of Sound Federal Bancorp from June 2002 to July 2006. Mr. Rossi was employed by KPMG from September, 1997 until May 2002. Mr. Rossi is a member of the American Institute of CPAs. Mr. Rossi is a graduate of Siena College.

There is no arrangement or understanding with any other person pursuant to which Mr. Rossi was appointed as principal accounting officer, and there are no family relationships between Mr. Rossi and any director or executive officer of the Company. Additionally, the Company has not entered into any transactions with Mr. Rossi that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.

By:	/s/ Anthony J. Fabiano
Anthony J. Fabiano
President and Chief Operating Officer

Dated: May 20, 2015

3